Exhibit 23.2 - Consent of Independent Registered Public Accounting Firm

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
  ------------------------
     PCAOB REGISTERED


        CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
        --------------------------------------------------------


We consent to the use, in the registrations statement on Form SB2/A of AirtimeDSL, of our report dated August 28, 2007, on our audit of the financial statements of AirtimeDSL as of July 31, 2007, and the related restated statements of operations, stockholders' equity and cash flows from inception December 28, 2006 through July 31, 207 and for the period then ended, and the reference to us under the caption "Experts."


/s/  Moore & Associates Chartered
---------------------------------
     Moore & Associates Chartered
     Las Vegas, Nevada
     October 11, 2007



              2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146
                      (702)253-7499 Fax (702)253-7501

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